Exhibit 99.1

Tidewater to Present at the RBC Capital Markets Global Energy and Power Conference

NEW ORLEANS, June 1, 2010 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the RBC Capital Markets Global Energy and Power Conference in New York, New York, on Tuesday, June 8, 2010, at approximately 9:00 a.m. Eastern time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenter.

Tidewater Inc. owns 394 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.